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                                                                    EXHIBIT (11)


                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                   Three Months Ended September 30,
                                  ----------------------------------
                                       1995              1994
                                  ----------------  ----------------
                                            Fully             Fully
                                  Primary  Diluted  Primary  Diluted
                                  -------  -------  -------  -------
                                    (In thousands, except per share)
Net income                         $2,996   $2,996    $1,328   $1,328
                                   ======   ======    ======   ======
Average shares
  Common                            6,725    6,725     6,720    6,720
  Common equivalents                  144      456       113      113
                                   ------   ------    ------   ------
  Total                             6,869    7,181     6,833    6,833
                                   ======   ======    ======   ======

Earnings per common share          $ 0.44   $ 0.41    $ 0.19   $ 0.19
                                   ======   ======    ======   ======


                                    Nine Months Ended September 30,
                                  -----------------------------------
                                     1995               1994
                                  ------------------ ----------------
                                            Fully             Fully
                                  Primary  Diluted  Primary  Diluted
                                  -------  -------  -------  -------
                                   (In thousands, except per share)
Net income                         $6,856    $6,856   $2,190   $2,190
                                   ======    ======   ======   ======
Average shares
  Common                            6,722     6,722    6,720    6,720
  Common equivalents                  144       456       20      113
                                   ------    ------   ------   ------
  Total                             6,866     7,178    6,740    6,833
                                   ======    ======   ======   ======

Earnings per common share          $ 1.00    $ 0.96   $ 0.33   $ 0.32
                                   ======    ======   ======   ======




Common share equivalents assume exercise of stock options and warrants, if dilutive.